MORTGAGE LOAN PURCHASE AGREEMENT

This MORTGAGE LOAN PURCHASE AGREEMENT (this “Agreement”), dated as of July 1, 2006, is by and between DLJ MORTGAGE CAPITAL, INC., as seller (“Seller”), and BANK OF AMERICA, NATIONAL ASSOCIATION, as purchaser (“Purchaser”).

WITNESSETH:

WHEREAS, Seller is in the business of dealing in residential first lien mortgage loans; and

WHEREAS, Seller wishes to sell all right, title and interest in and to certain mortgage loans with an aggregate principal balance as of the Cut-Off Date (as defined below) of the amount set forth in a letter agreement by and between the Seller and the Purchaser (the “Purchase Price and Terms Letter”), exclusive of the servicing rights related thereto, in accordance with the terms and conditions of this Agreement; and

WHEREAS, Purchaser wishes to purchase all right, title and interest in and to such mortgage loans, exclusive of the servicing rights related thereto, in accordance with the terms and conditions of this Agreement and the Purchase Price and Terms Letter, and

WHEREAS, following its purchase of the mortgage loans from Seller, Purchaser may desire to sell some or all of the mortgage loans to one or more purchasers as a Whole Loan Transfer or a Pass-Through Transfer.

NOW, THEREFORE, in consideration of the mutual covenants made herein and for other good and valuable consideration the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I. DEFINITIONS

Whenever used herein, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

1.1	Adjustable Rate Mortgage Loan. A Mortgage Loan that bears a rate of interest that changes in accordance with the terms of the related Mortgage Note.

1.2
Adjustment Date. As to each Adjustable Rate Mortgage Loan, a Due Date, as set forth in the related Mortgage Note, on which date an adjustment to the Mortgage Interest Rate of such Mortgage Loan becomes effective.

1.3	Agreement. This Mortgage Loan Purchase Agreement, including all exhibits, attachments and schedules hereto, and all amendments hereof and supplements hereto.

1.4	ALTA. The American Land Title Association and any successor thereto.

1.5
Appraised Value. The amount set forth in an appraisal made by or for the mortgage originator in connection with its origination of each Mortgage Loan or, with respect to certain Mortgage Loans made for the purpose of refinancing existing mortgage debt, the amount set forth in the appraisal made by or for the originator in connection with its origination of such mortgage debt.

1.6
Assignment of Mortgage. An assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the transfer of the Mortgage to the Purchaser, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering Mortgages secured by Mortgaged Properties in the same county or other recording jurisdiction, where permitted by law.

1.7	Assignment of Proprietary Lease. With respect to a Cooperative Loan, the assignment or mortgage of the related Cooperative Lease from the Mortgagor to the originator of the Cooperative Loan.

1.8	Business Day. Any day other than (a) a Saturday or Sunday, (b) a day on which banking institutions in the State of New York are authorized or obligated by law or by executive order to be closed.

1.9	Code. The Internal Revenue Code of 1986, as amended, or any successor statute thereto.

1.10
Cooperative. A private, cooperative housing corporation organized under the laws of, and headquartered in the state in which the related premises are located, which owns or leases land and all or part of a building or buildings located in any such state, including apartments, spaces used for commercial purposes and common areas therein and whose board of directors authorizes, among other things, the sale of Cooperative Stock.

1.11
Cooperative Apartment. A dwelling unit in a multi-dwelling building owned or leased by a Cooperative, which unit the Mortgagor has an exclusive right to occupy pursuant to the terms of a proprietary lease or occupancy agreement.

1.12
Cooperative Lease. With respect to a Cooperative Loan, the proprietary lease or occupancy agreement with respect to the Cooperative Apartment occupied by the Mortgagor and relating to the related Cooperative Stock, which lease or agreement confers an exclusive right to the holder of such Cooperative Stock to occupy such apartment.

1.13
Cooperative Loans. Any of the Mortgage Loans made in respect of a Cooperative Apartment, evidenced by a Mortgage Note and secured by (i) a Security Agreement, (ii) the related Cooperative Stock Certificate, (iii) an assignment or mortgage of the Cooperative Lease, (iv) financing statements and (v) a stock power (or other similar instrument), and ancillary thereto, a recognition agreement between the Cooperative and the originator of the Cooperative Loan, each of which was transferred and assigned to the Seller.

1.14	Cooperative Stock. With respect to a Cooperative Loan, the single outstanding class of stock, partnership interest or other ownership instrument in the related Cooperative.

1.15	Cooperative Stock Certificate. With respect to a Cooperative Loan, the stock certificate or other instrument evidencing the related Cooperative Stock.

1.16
Custodial Agreement. The agreement, dated as of July 1, 2006, among the Servicer, Bank of America, National Association, as owner (the “Owner”), and the Custodian, pursuant to which the Custodian shall hold the Mortgage File documents for the benefit of the Owner.

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1.17	Custodian. U.S. Bank National Association, or its successor in interest or assigns.

1.18	Cut-Off Date. July 1, 2006.

1.19
Document Exceptions. The schedule, if any, attached to the Memorandum of Sale that sets forth the exceptions to the Mortgage File with respect to one or more Mortgage Loans on the Mortgage Loan Schedule.

1.20	Due Date. The first day of each calendar month, which is the day on which the Monthly Payment for each Mortgage Loan is due.

1.21	Escrow Account. The account into which Escrow Payments are deposited by a Servicer as described in the Servicing Agreement.

1.22	Escrow Payments. As defined in the Servicing Agreement.

1.23
Exception Schedule. The schedule, if any, attached to the Memorandum of Sale that sets forth exceptions to the representations and warranties set forth in Section 4.1 with respect to one or more Mortgage Loans on the related Mortgage Loan Schedule.

1.24	FHLMC. Freddie Mac, or its successor-in-interest.

1.25	FNMA. Fannie Mae, or its successor-in-interest.

1.26	GNMA. The Government National Mortgage Association, or its successor-in-interest.

1.27
Index. The Index by reference to which the Mortgage Interest Rate for any Mortgage Loan is calculated pursuant to the terms of the related Mortgage Note, which Index shall be either (i) One-Year CMT, which is the weekly average yield on United States Treasury Securities adjusted to a constant maturity of one year, as made available by the Federal Reserve Board, published in Federal Reserve Statistical Release H.15(519) most recently available as of 45 days before the applicable Adjustment Date or (ii) Six-Month LIBOR, which is the rate for six-month U.S. dollar denominated deposits offered in the London interbank market as published in The Wall Street Journal and most recently available as of the first business day of the month immediately preceding the month of the applicable Adjustment Date or (iii) as specified interest the Memorandum of Sale.

1.28
Insurers. Private mortgage guaranty insurers which are (a) licensed to transact a mortgage guaranty insurance business in the states where Mortgaged Properties for which they have written Primary Insurance Policies are located and (b) approved by FHLMC or FNMA.

1.29	Loan-to-Value Ratio (“LTV”). The original principal amount of a Mortgage Loan divided by the Original Value.

1.30
Margin. For each Adjustable Rate Mortgage Loan, the applicable fixed per annum percentage rate specified in the applicable Mortgage Note and designated as such in the Mortgage Loan Schedule, which, when added to the applicable Index, determines the Mortgage Interest Rate, subject to the restrictions provided by the Mortgage Note.

1.31	Memorandum of Sale. A memorandum, in the form attached hereto as Exhibit C, which evidences the sale by the Seller to the Purchaser of the Mortgage Loans pursuant to the terms of this Agreement.

1.32	Monthly Payment. The scheduled payment of principal and interest on a Mortgage Loan which is due on the applicable Due Date.

1.33
Mortgage. The mortgage, deed of trust or other security instrument evidencing the creation of a first lien security interest in a fee simple estate in real property securing repayment of the Mortgage Note.

1.34	Mortgage File. The mortgage documents pertaining to a particular Mortgage Loan as set forth on Exhibit A.

1.35	Mortgage Interest Rate. The rate of interest determined pursuant to the Mortgage Note for the related Mortgage Loan.

1.36	Mortgage Loan. A first lien residential mortgage loan sold by Seller to Purchaser pursuant to the terms and conditions of this Agreement and the Purchase Price and Terms Letter.

1.37
Mortgage Loan Schedule. The schedule of Mortgage Loans which shall be attached to the Memorandum of Sale and shall set forth as to each applicable Mortgage Loan the following information, among other things:

(i)	the Seller’s Mortgage Loan identifying number;
(ii)	the Mortgagor’s first and last name;
(iii)	the street address of the Mortgaged Property including the city, state and zip code;
(iv)	a code indicating whether the Mortgaged Property is owner-occupied;
(v)	the number and type of residential units constituting the Mortgaged Property;
(vi)
the original months to maturity or the remaining months to maturity from the Cut-Off Date of the Mortgage Loan, in either case based on the original amortization schedule and, if different, the maturity expressed in the same manner but based on the actual amortization schedule;

(vii)	with respect to Adjustable Rate Mortgage Loans:
(a)	the Margin, and
(b)	the Mortgage Interest Rate, periodic cap, lifetime floor and lifetime ceiling and, if applicable, the negative amortization cap,
(viii)	the Loan-to-Value Ratio of the Mortgage Loan at origination;
(ix)	Mortgage Interest Rate of the Mortgage Loan as of the Cut-Off Date;
(x)	the next date on which the Monthly Payment on the Mortgage Loan is due, and the date on which the first Monthly Payment was due on the Mortgage Loan;
(xi)	the stated maturity date of the Mortgage Loan;
(xii)	the amount of the Monthly Payment as of the Cut-Off Date;
(xiii)	the last date on which a payment was actually applied to the outstanding principal balance of the Mortgage Loan;
(xiv)	the original principal amount of the Mortgage Loan;
(xv)	the principal balance of the Mortgage Loan as of the close of business on the Cut-Off Date, after deduction of payments of principal due on or before the Cut-Off Date whether or not collected;
(xvi)	the type of Mortgage Loan (i.e., conventional, FHA loan, VA loan);
(xvii)	a code indicating the purpose of the Mortgage Loan (i.e., purchase, rate and term refinance, equity take-out refinance);

(xviii)	a code indicating the documentation style of the Mortgage Loan (i.e., full, alternative or reduced);
(xix)	a Primary Mortgage Insurance Policy Insurer code, percent and policy number (if applicable);
(xx)	the Appraised Value of the Mortgaged Property;
(xxi)	the sale price of the Mortgaged Property, if applicable;
(xxii)	a code indicating if the Mortgage Loan is subject to a prepayment penalty;
(xxiii)	if the Due Date is other than the first day of the month, the Due Date;
(xxiv)	a credit score or mortgage score;
(xxv)	a code indicating the form of ownership (i.e., fee simple, leasehold or co-op; and
(xxvi)	the Servicing Fee applicable to such Mortgage Loan.

With respect to the Mortgage Loans in the aggregate, the Mortgage Loan Schedule shall set forth the following information, as of the Cut-Off Date: (1) the number of Mortgage Loans; (2) the current aggregate outstanding principal balance of the Mortgage Loans; (3) the weighted average mortgage interest rate of the Mortgage Loans; and (4) the weighted average maturity of the Mortgage Loans.

1.38	Mortgage Note. The note or other instrument evidencing the Mortgagor’s obligation to repay the amount of the Mortgage Loan, executed by the Mortgagor or its authorized agent.

1.39
Mortgaged Property. The real property, together with improvements thereto, securing the indebtedness of the Mortgagor under the related Mortgage Loan, or, in the case of a Cooperative Loan, the property described in the definition of “Cooperative Loan.”

1.40	Mortgagor. The obligor(s) on a Mortgage Note.

1.41	Opinion of Counsel. A written opinion of counsel, who may be an employee of the Seller or Servicer, reasonably acceptable to Purchaser.

1.42
Original Value. With respect to any Mortgage Loan other than a Mortgage Loan originated for the purpose of refinancing an existing mortgage debt, the lesser of (a) the Appraised Value of the Mortgaged Property at the time the Mortgage Loan was originated or (b) the purchase price paid for the Mortgaged Property by the Mortgagor. With respect to a Mortgage Loan originated for the purpose of refinancing existing mortgage debt, the Original Value shall be equal to the Appraised Value of the Mortgaged Property at the time the Mortgage Loan was originated.

1.43
Pass-Through Transfer. The sale or transfer of some or all of the Mortgage Loans by Purchaser to a trust to be formed as part of a publicly issued or privately placed mortgage backed securities transaction.

1.44
Person. Any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

1.45
Primary Mortgage Insurance Policy. A policy of primary mortgage insurance (including all endorsements thereto) which complies with substantially all of the requirements established by FNMA or FHLMC for such policies.

1.46
Purchase Price. The product of the Purchase Price Percentage and the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-Off Date after giving effect to scheduled Monthly Payments due on or before the Cut-Off Date, whether or not received

1.47	Purchase Price Percentage. As set forth in the Memorandum of Sale.

1.48	Purchaser. Bank of America, National Association.

1.49	REMIC. A “real estate mortgage investment conduit” within the meaning of Section 860D of the Code.

1.50
REMIC Provisions. Provisions of the federal income tax law relating to a REMIC, which appear at section 860A through 860G of Subchapter M of Chapter 1, Subtitle A of the Code, and related provisions, and regulations, rulings or pronouncements promulgated thereunder, as the foregoing may be in effect from time to time.

1.51	REO Property. A Mortgaged Property acquired by Servicer through a foreclosure or deed in lieu of foreclosure, as described in the Servicing Agreement.

1.52	Sale Date. July 28, 2006.

1.53	Security Agreement. With respect to a Cooperative Loan, the agreement or mortgage creating a security interest in favor of the originator of the Cooperative Loan in the related Cooperative Stock.

1.54	Seller. DLJ Mortgage Capital, Inc. or its successor in interest or assigns.

1.55
Servicer. Wells Fargo Bank, N.A., or its successor in interest or assigns, or a mortgage loan servicing institution (including related servicing corporations and agents) to which Servicer may assign servicing duties with respect to particular Mortgage Loans, or any successor to Servicer under the Servicing Agreement.

1.56	Servicing Agreement. That certain Second Amended and Restated Master Seller’s Warranties and Servicing Agreement by and between Purchaser and Servicer dated as of May 1, 2006.

1.57
Servicing Fee. For each Mortgage Loan, the fee provided pursuant to the Memorandum of Sale, expressed as a per annum percentage of the outstanding principal balance of such Mortgage Loan, payable monthly to the Servicer for performing primary servicing functions with respect to such Mortgage Loan; provided, that if no fee is provided by the Memorandum of Sale, the Servicing Fee shall be the amount per annum as set forth in the related Purchase Price and Terms Letter.

1.58	Whole Loan Transfer. Any sale or transfer of some or all of the Mortgage Loans by Purchaser to a third party, which sale or transfer is not a Pass-Through Transfer.

Article II. CONVEYANCE AND TRANSFER

Section 2.1 Conveyance and Transfer.

On the Sale Date, subject to, and upon the terms and conditions of this Agreement, Seller shall sell, transfer, assign and deliver to Purchaser, and Purchaser shall purchase, all right, title and interest in and to the Mortgage Loans as well as all remittances and other payments (other than Monthly Payments due on or before the Cut-Off Date) received by Servicer in connection with such Mortgage Loans after the Cut-Off Date.

Section 2.2 Sale Date.

On the Sale Date, the Mortgage File related to each Mortgage Loan will be delivered to Custodian; provided, that to the extent that any such documents have not been returned from the applicable public recording office, a true certified copy of the original thereof together with a certification that the original has been delivered for recording in the appropriate public recording office of the jurisdiction in which the Mortgaged Property is located shall be delivered to the Custodian, for the benefit of Purchaser. Seller shall, in connection with such delivery:

(a)	with respect to each mortgage loan that is not a Cooperative Loan:

(i) cause the related Mortgage Note to be endorsed either “Pay to the order of U.S. Bank National Association, as custodian/trustee, without recourse” or “Pay to the order of __________________________, without recourse”; and

(ii) assign to either U.S. Bank National Association, as custodian/trustee, or blank, the related Mortgage by an Assignment of Mortgage signed by Seller or the originator of the Mortgage Loan, in either case showing a complete chain of title from Seller or such originator and in form and substance acceptable for recording (except with respect to Assignments of Mortgage in blank which shall be acceptable for recording upon insertion of the assignee’s name).

(b)	and, with respect to each Cooperative Loan:

(i)cause the related Mortgage Note to be endorsed to “Pay to the order of U.S. Bank National Association, as custodian/trustee, without recourse” or “Pay to the order of __________________________, without recourse”;

Pursuant to the Custodial Agreement, the Custodian shall notify the Purchaser and the Seller if any document or documents constituting a part of the Mortgage File are missing or defective in respect of the items reviewed by it pursuant to the Custodial Agreement. The Purchaser shall notify the Seller and the Custodian of any such omission or defect which it finds in respect of any Mortgage Loan. If such omission or defect materially and adversely affect the interests of the Purchaser in the Mortgage Loan, the Seller shall correct or cure such omission or defect within 60 days from the date the Seller was notified of such omission or defect and, if the Seller does not correct or cure such omission or defect within such period, then the Seller shall purchase such Mortgage Loan from the Purchaser within 10 days from the expiration of such 60-day period by depositing in immediately available funds the repurchase price for such Mortgage Loan to the account designated by the Purchaser, calculated and payable in the manner set forth in Section 4.2. The Seller shall be responsible for the initial and ongoing fees and expenses of the Custodian so long as the Custodian is U.S. Bank National Association or any other entity which acts as custodian for mortgage loans held for sale by the Seller or which replaces the initial Custodian at the direction of the Seller; provided, however, that if the Custodian is terminated at the request or direction of the Purchaser, the Purchaser shall be responsible for the ongoing fees of any replacement Custodian..

Section 2.3 Due Diligence Examination.

Prior to the fifth Business Day preceding the Sale Date, Purchaser shall have the right, during Seller’s regular business hours without interrupting Seller’s operations to review the documents and Seller’s books, records and accounts with respect to such Mortgage Loans, including all credit and underwriting information for the purpose of determining that the Mortgage Loans comply with the terms and conditions of this Agreement and the Purchase Price and Terms Letter.

ARTICLE III. CONSIDERATION

Section 3.1 Purchase Price.

On the Sale Date, Purchaser shall pay to the Seller, by wire transfer of immediately available funds, the sum of (i) the Purchase Price and (ii) accrued interest on the aggregate scheduled principal balance of the Mortgage Loans, as of the Cut-Off Date after giving effect to scheduled Monthly Payments due on or before the Cut-Off Date, whether or not received, from the Cut-Off Date through the day prior to the Sale Date at the weighted average (by principal balance) of the Mortgage Interest Rates borne by such Mortgage Loans as set forth in the applicable Memorandum of Sale less the related Servicing Fees.

ARTICLE IV. REPRESENTATIONS AND WARRANTIES

Section 4.1 Representations and Warranties of Seller.

Seller represents, warrants and covenants to Purchaser that as of the Sale Date:

(i) Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and is qualified to transact business under the laws of each state required by applicable law or is otherwise exempt under applicable law from such qualification and no demand for such qualification has been made upon Seller by any state;

(ii) Seller has all requisite corporate power, authority and capacity to enter into this Agreement and to perform the obligations required of it hereunder. This Agreement has been duly authorized, validly executed and delivered by Seller and (assuming the due authorization and execution of this Agreement by Purchaser) constitutes a valid and legally binding agreement of Seller enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization and similar laws, and by equitable principles affecting the enforceability of the rights of creditors. No consent, approval, authorization or order of any court, regulatory body or governmental agency or body is required for the execution, delivery and performance by Seller of, or compliance by the Seller with this Agreement, the sale of the Mortgage Loans or the consummation of the transactions contemplated by the Agreement;

(iii) Neither the execution and delivery of this Agreement, the sale of the Mortgage Loans to Purchaser, the consummation of any other transaction contemplated herein, nor the fulfillment of or compliance with the terms of this Agreement, will conflict with or result in the breach of any term or provision of the certificate of incorporation or by-laws of Seller or conflict with, result in a material breach, violation or acceleration of or constitute a material default under, the terms of any indenture or other agreement or instrument to which Seller is a party or by which it is bound, or any statute, order, judgment, governmental rule or regulation applicable to Seller or any of its properties;

(iv) Seller is not aware of any facts or circumstances which will materially impair its ability to perform its obligations under this Agreement;

(v) There is no action, suit, proceeding or investigation pending or, to Seller’s knowledge, threatened, that, if determined adversely to Seller, would materially and adversely affect the sale of the Mortgage Loans by Seller pursuant to this Agreement on the Sale Date, the execution, delivery or enforceability of this Agreement, or the ability of Seller to perform its obligations hereunder or which would have a material adverse effect on the financial condition of Seller;

(vi) No consent, approval, authorization or order of any court, regulatory body or governmental agency or body is required for the execution, delivery and performance by Seller of or compliance by Seller with this Agreement, the sale of the Mortgage Loans or the consummation of the transactions contemplated by this Agreement;

(vii) With respect to each Mortgage Loan:

(a) The information with respect to such Mortgage Loan set forth on the Mortgage Loan Schedule is complete, true and correct.

(b) The Mortgage and the Mortgage Note is not assigned or pledged to any Person and, immediately prior to the transfer thereof to the Purchaser pursuant to Section 2.1, the Seller had good and marketable title thereto. The Seller is the sole owner and holder of such Mortgage Loan free and clear of any and all liens, claims, encumbrances, participation interests, equities, pledges, charges, or security interests of any nature and has full right and authority, subject to no interest or participation of, or agreement with, any other party, to sell and assign such Mortgage Loan pursuant to this Agreement. Upon the transfer thereof to the Purchaser pursuant to Section 2.1, the Seller will have taken all actions necessary on its part to be taken so that the Purchaser will have good indefeasible title to, and will be sole owner of, the Mortgage and the Mortgage Note, free and clear of any and all liens, claims, encumbrances, participation interests, equities, pledges, charges, or security interests of any nature.

(c) With respect to each Mortgage Loan (other than a Cooperative Loan), (i) the Mortgage is a valid, subsisting and enforceable first lien on the Mortgaged Property, including all buildings, fixtures, installations and improvements to the Mortgaged Property, and the Mortgaged Property is free and clear of all encumbrances and liens having parity with or priority over the first lien of the Mortgage except for (A) the lien of current real property taxes and assessments not yet due and payable, (B) covenants, conditions and restrictions, rights of way, easements, mineral right reservations and other matters of public record as of the date of recording of such Mortgage, such exceptions generally being acceptable under prudent mortgage lending standards and specifically reflected in the appraisal made in connection with the origination of such Mortgage Loan or specifically referred to in the mortgagee’s policy of title insurance and (C) other matters to which like properties are commonly subject that do not materially interfere with the value (as determined by the Appraised Value), use, enjoyment or marketability of the Mortgaged Property and (ii) there are no security agreements, pledged accounts, chattel mortgages, or equivalent documents related to the Mortgage.

(d) The terms of the Mortgage and the Mortgage Note have not been impaired, waived, altered, or modified in any respect, except by a written instrument which has been recorded, if necessary, to protect the interest of the Purchaser, each of which is a part of the Mortgage File and which has been delivered to the Custodian. The substance of any such alteration or modification is reflected on the Mortgage Loan Schedule and has been approved by the issuer of any Primary Mortgage Insurance Policy.

(e) No instrument of release, waiver, alteration, or modification has been executed in connection with such Mortgage Loan, and no Mortgagor has been released, in whole or in part, except in connection with an assumption agreement, which is part of the Mortgage File and has been delivered to the Custodian, and the terms of which are reflected in the Mortgage Loan Schedule and has been approved by the issuer of any Primary Mortgage Insurance Policy.

(f) There is no default, breach, violation, or event of acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute such a default, breach, violation, or event of acceleration, and neither the Seller, nor to the best of the Seller’s knowledge, any prior seller or servicer, has waived any such default, breach, violation, or event of acceleration. All taxes, governmental assessments (including assessments payable in future installments), insurance premiums, leasehold payments, or ground rents which previously became due and owing in respect of or affecting the related Mortgaged Property have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable. The Seller has not advanced funds, or induced, solicited, or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required by the Mortgage or the Mortgage Note. No foreclosure action has been commenced with respect to such Mortgage Loan.

(g) The Mortgaged Property is free of material damage or waste and in good repair. There is no proceeding pending or, to the best of the Seller’s knowledge, threatened for the total or partial condemnation of the Mortgaged Property and no notice of any such pending or threatened proceeding has been received so as to adversely impair the value or marketability of the Mortgaged Property.

(h) There are no mechanics’ or similar liens or claims which have been filed for work, labor, or material (and no rights are outstanding that under law could give rise to such lien) which are, or may be, liens prior or equal to the lien of the related Mortgage, which are not insured against by the related mortgagee’s policy of title insurance.

(i) All of the improvements which were included for the purpose of determining the Appraised Value of the Mortgaged Property were completed at the time that such Mortgage Loan was originated and lie wholly within the boundaries and building restriction lines of such Mortgaged Property. No improvements on adjoining properties encroach upon the Mortgaged Property. No improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning law or regulation, subdivision law or ordinance.

(j) The Seller is (or, if the Seller did not originate the Mortgage Loan, the originator, during the period in which it held and disposed of such interest, was): (i) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located and (ii)(A) organized under the laws of such state, (B) qualified to do business in such state, (C) a federal savings and loan association or national bank having principal offices in such state, (D) not doing business in such state, or (E) not required to qualify to do business in such state.

(k) No Monthly Payment with respect to such Mortgage Loan is delinquent as of the related Sale Date. For purposes of the prior sentence, “delinquent” means that a scheduled Monthly Payment was not received by the time the next Monthly Payment was due and such scheduled Monthly Payment remains unpaid. All payments required to be made under the related Mortgage and Mortgage Note through and including the Cut-Off Date, have been made. Not more than one payment required to be made under the related Mortgage and Mortgage Note has remained unpaid through its next Due Date (excluding any applicable grace period) during the twelve months immediately preceding the Cut-Off Date.

(l) There are no custodial agreements in effect adversely affecting the right or ability of the Seller to make the deliveries specified in Section 2.2. Each of the documents with respect to such Mortgage Loan specified in Section 2.2, in Exhibit A hereto or in the Mortgage File, is genuine, true, correct and complete and has not been altered or modified in any way except as noted in the Mortgage File, and each is duly executed and in due and proper form. Each of the documents with respect to such Mortgage Loan specified in Exhibit A hereto is genuine, true, correct and complete and has not been altered or modified in any way except as reflected on the Mortgage Loan Schedule.

(m) The Mortgage Note and the Mortgage are genuine, and each is the legal, valid and binding obligation of the maker thereof and each party assuming liability therefor, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting the enforcement of creditors’ rights generally and except that the equitable remedy of specific performance and other equitable remedies are subject to the discretion of the courts. All parties to the Mortgage Note and the Mortgage had legal capacity to execute the Mortgage Note and the Mortgage and convey the estate therein purported to be conveyed, and the Mortgage Note and the Mortgage have been duly and properly executed by such parties or pursuant to a valid power-of-attorney that has been recorded with the Mortgage.

(n) The transfer of the Mortgage Note and the Mortgage as and in the manner contemplated by this Agreement is sufficient fully to transfer to the Purchaser all right, title and interest of the Seller thereto as note holder and mortgagee or trust deed beneficiary. The Mortgage has been duly assigned and the Mortgage Note has been duly endorsed as provided in Section 2.2. The Assignment of Mortgage delivered to the Purchaser pursuant to Section 2.2 is in recordable form except for the insertion of the name of the assignee and recording information and is acceptable for recording under the laws of the applicable jurisdiction.

(o) Any and all requirements of any federal, state, or local law including, without limitation, usury, predatory and abusive lending, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity, or disclosure laws applicable to such Mortgage Loan have been complied with, and the Seller shall maintain, in its possession, available for the Purchaser’s inspection, and shall deliver to the Purchaser or its designee upon demand, evidence of compliance with all such requirements. The consummation of the transactions contemplated by this Agreement will not cause the violation of any such laws.

(p) The proceeds of such Mortgage Loan have been fully disbursed. There is no requirement for, and the Seller shall not make any, future advances under the terms of the Mortgage Loan. Any future advances made prior to the applicable Cut-off Date have been consolidated with the principal balance secured by the Mortgage, and such principal balance, as consolidated, bears a single interest rate and single repayment term reflected on the related Mortgage Loan Schedule. Unless such Mortgage Loan is subject to negative amortization, the Unpaid Principal Balance as of the applicable Cut-off Date does not exceed the original principal amount of such Mortgage Loan. All requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with, and certificates of completion with respect thereto are contained in the related credit file. All costs, fees and expenses incurred in making, or closing or recording such Mortgage Loan have been paid or will be paid in the ordinary course of business.

(q) Such Mortgage Loan (unless it is a Cooperative Loan) is covered by an ALTA mortgage title insurance policy acceptable to Seller, with, in the case of an Adjustable Rate Mortgage Loan, an adjustable rate mortgage endorsement, substantially in the form of ALTA Form 6.1 or 6.2, or such other generally used and acceptable form of policy and applicable endorsements acceptable to FNMA or FHLMC. Each such policy affirmatively insures ingress and egress and insures against encroachments by or upon the Mortgaged Property. Each such policy was issued on the date of the origination of each related Mortgaged Loan by a title insurer acceptable under Seller’s underwriting guidelines and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring the Seller, and its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of such Mortgage Loan. Each such policy has been duly and validly endorsed to the Purchaser or the assignment to the Purchaser of the Seller’s interest does not require the consent of or notification to the insurer, and such mortgage title insurance policy is in full force and effect. Where required by law or regulation, the Mortgagor has been given the opportunity to choose the carrier of the required mortgage title insurance. No claims have been made under such policy and the Seller has taken no action that would impair the enforceability of such policy.

(r) Unless such Mortgage Loan is a Cooperative Loan, all buildings and other improvements upon the Mortgaged Property are insured against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located, pursuant to insurance policies conforming to the requirements of Section 2.13 of the Servicing Agreement and issued by an insurer acceptable to FNMA or FHLMC. If the Mortgaged Property is in an area then identified on a flood hazard boundary map or flood insurance rate map issued by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance is available), a flood insurance policy is in effect meeting the requirements of the current guidelines of the Federal Insurance Administration with an insurance carrier acceptable to Seller. Each individual insurance policy has been validly issued and is in full force and effect. The Seller has caused to be performed all acts required to preserve the rights and interests of the Purchaser in all insurance policies required by this Agreement, including, without limitation, notification of insurers, and assignment of policies or interests therein. Each individual insurance policy contains a standard mortgagee clause naming the Seller, and its successors and assigns, as mortgagee and loss payee. All premiums due thereon have been paid. The Mortgage obligates the Mortgagor to maintain all such insurance at the Mortgagor’s cost and expense, and upon the Mortgagor’s failure to do so, authorizes the servicer or the owner of the Mortgage to obtain and maintain such insurance at the Mortgagor’s cost and expense and to seek reimbursement therefor from the Mortgagor. No claims have been made under such policies since origination of the Mortgage Loan, and the Seller has taken no action that would impair the coverage of any such insurance policy, the benefits of any endorsement or the validity, binding effect and enforceability of the foregoing.

(s) There is no valid offset, defense, counterclaim or right of rescission as to the related Mortgage Note or Mortgage, including the obligation of the Mortgagor to pay the unpaid principal of or interest on such Mortgage Note. The operation of any of the terms of such Mortgage Note or Mortgage, or the exercise of any right thereunder, will not render either the Mortgage Note or the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, recoupment, counterclaim or defense, including, without limitation, the defense of usury, and no such right of rescission, set-off, recoupment, counterclaim or defense has been asserted with respect thereto. Such Mortgage Loan is not subject to any pending bankruptcy, insolvency, reorganization or moratorium. If such Mortgage Loan is an Adjustable Rate Mortgage Loan, all the applicable terms of the Mortgage Note pertaining to adjustments of the Mortgage Interest Rate and the Monthly Payments and payment adjustments in connection therewith are enforceable and will not affect the priority of the Mortgage lien. If such Mortgage Loan is an Adjustable Rate Mortgage Loan, the related Mortgage Note has been timely and appropriately adjusted, if such adjustment is required, and the respective Mortgagor timely and appropriately advised. All such adjustments have been made in compliance with applicable law and in accordance with the terms of the Mortgage Loan documents.

(t) Such Mortgage Loan was originated by (i)  a savings and loan association, savings bank, commercial bank, credit union, insurance company or similar institution that is supervised and examined by a Federal or state authority or (ii) a mortgage banker approved by the Secretary of Housing and Urban Development.

(u) Principal payments on such Mortgage Loan commenced or are required to commence no more than two months after funds were disbursed in connection with such Mortgage Loan. Unless such Mortgage Loan is subject to negative amortization as indicated on the Mortgage Loan Schedule, the Mortgage Note requires a Monthly Payment which is sufficient to fully amortize the original principal balance over the remaining term thereof and to pay interest at the Mortgage Interest Rate.

(v) Such Mortgage Loan is a residential mortgage loan having an original term to maturity as set forth on the Mortgage Loan Schedule, and if no such term is specified in the Mortgage Loan Schedule, the term to maturity does not exceed forty years, with interest payable in arrears on the first day of each month (or such other day of the month as may be noted on the Mortgage Loan Schedule). On the related Sale Date, and if such Mortgage Loan is an Adjustable Rate Mortgage Loan, until the next Interest Rate Adjustment Date, the Mortgage Interest Rate is as set forth on the Mortgage Loan Schedule. If such Mortgage Loan is an Adjustable Rate Mortgage Loan, the Mortgage Interest Rate is subject to adjustment periodically on each Interest Rate Adjustment Date to a new Mortgage Interest Rate (rounded as provided in the Mortgage Note) equal to the then current Index plus the Gross Margin as specified on the related Mortgage Note, subject to the Maximum Mortgage Interest Rate, the Minimum Mortgage Interest Rate, the Interest Rate Increase Maximum and the Interest Rate Decrease Maximum, in each case if and to the extent specified in the Mortgage Loan Schedule.

(w) The Mortgage Note is not and has not been secured by any collateral, pledged account or other security, except the lien of the Mortgage or the Security Agreement, as applicable.

(x) The Mortgage contains customary and enforceable provisions which render the rights and remedies of the Purchaser thereof adequate for the realization against the Mortgaged Property of the benefits of the security, including (i) in the case of a Mortgage designated as a deed of trust, by trustee’s sale, and (ii) otherwise by judicial foreclosure. There is no homestead, dower, curtesy or other exemption or right available to the Mortgagor or any other Person which would interfere with the right to sell the Mortgaged Property at a trustee’s sale or the right to foreclose the Mortgage. The Mortgage or Mortgage Note contains a provision that is, to the extent not prohibited by federal or state law, enforceable and that provides for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the mortgagee thereunder. The Mortgagor has not notified the Seller and the Seller has no knowledge of any relief requested or allowed to the Mortgagor under the Servicemembers Civil Relief Act or any comparable state legislation.

(y) If the Mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in such Mortgage, and no fees or expenses are or will become payable by the Purchaser to the trustee under the deed of trust, except in connection with a trustee’s sale after default by the Mortgagor.

(z) The Mortgaged Property consists of (x) a single parcel of real property separately assessed for tax purposes, upon which is erected a detached or an attached one-to-four-family residence, an individual condominium or an individual unit in a planned unit development or (y) in the case of a Cooperative Loan, the related Coop Ownership Interests, in each case that is in compliance with Seller’s applicable requirements. Such Mortgaged Property is not (i) a property held in trust (other than a revocable inter vivos trust that is in compliance with FNMA’s requirements applicable to Seller, or, if the Mortgaged Property is located in Illinois, an Illinois land trust), (ii) a mobile home or manufactured home, or (iii) a recreational vehicle. Such Mortgage Loan is not considered an agricultural loan. The related Mortgaged Property does not consist of a log home, earthen home, underground home or a home which is situated on more than twenty acres of property. No portion of the related Mortgaged Property is being used for commercial purposes.

(aa) The Loan-to-Value Ratio of such Mortgage Loan at the time of origination was not greater than the Loan to Value Ratio set forth in the Mortgage Loan Schedule, and if no such percentage is specified, not greater than 95%. If such Mortgage Loan had at the time of origination a Loan-to-Value Ratio in excess of 80%, such Mortgage Loan is subject to a Primary Mortgage Insurance Policy. All provisions of such Primary Mortgage Insurance Policy have been and are being complied with, such policy is in full force and effect, and all premiums due thereunder have been paid. No Mortgage Loan requires payment of such premiums, in whole or in part, by the Purchaser. No action has been taken and no event has occurred that has, or will result in the exclusion from, denial of, or defense to coverage. Any Mortgage Loan subject to a Primary Mortgage Insurance Policy obligates the Mortgagor to maintain the Primary Mortgage Insurance Policy and to pay all related premiums and charges. The mortgage interest rate for the Mortgage Loan as set forth on the Mortgage Loan Schedule is net of any such insurance premium. None of the Mortgage Loans are covered by a “lender-paid” Primary Mortgage Insurance Policy.

(bb) Such Mortgage Loan was underwritten in accordance with the underwriting guidelines of the Seller or the originator of the Mortgage Loan in effect at the time such Mortgage Loan was originated, which underwriting guidelines have been provided to the Purchaser.

(cc) There exist no deficiencies in excess of $1,000 with respect to escrow deposits and payments, if such are required, for which customary arrangements for repayment thereof have not been made or which the Seller expects not to be cured, and no escrow deposits or payments of other charges or payments due the Seller have been capitalized under the Mortgage or the Mortgage Note.

(dd) Such Mortgage Loan does not have a shared appreciation feature or other contingent interest feature, and such Mortgage Loan does not involve buydowns, balloons, timeshares or graduated payments. If such Mortgage Loan is an Adjustable Rate Mortgage Loan, it is not convertible to a Mortgage Loan with a fixed Mortgage Interest Rate, unless otherwise indicated in the related Mortgage Loan Schedule.

(ee) The origination, servicing and collection practices used with respect to such Mortgage Loan (including without limitation, the establishment, maintenance and servicing of the Escrow Accounts, if any), have been in all material respects in accordance with applicable laws and regulations, the terms of the Mortgage Loan documents, and Acceptable Servicing Procedures. With respect to Escrow Accounts and Escrow Payments that the Seller is entitled to collect, there are no deficiencies for which customary arrangements for repayment have not been made. All Escrow Payments have been collected in all material respects in compliance with applicable law, Acceptable Servicing Procedures and the provisions of the Mortgage Loan documents. If such Mortgage Loan is the subject of an escrow, escrow of funds is not prohibited by applicable law and has been established in an amount sufficient to pay for every escrowed item that remains unpaid and has been assessed but is not yet due and payable. Any Escrow Account interest required to be paid pursuant to applicable law has been properly paid and credited.

(ff) If such Mortgage Loan is an Adjustable Rate Mortgage Loan, the Mortgagor has received and has executed, where applicable, prior to origination of the Mortgage Loan, any disclosure and rescission materials required by applicable law with respect to the making of the Mortgage Loan.

(gg) The appraisal report with respect to the Mortgaged Property contained in the credit file was signed by a qualified appraiser, who met the requirements of the Seller’s appraisal policies and procedures, who had no interest, direct or indirect, in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of such application and who otherwise meets the requirements of Seller. Such appraisal was made in accordance with the relevant provisions of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as in effect on the date such Mortgage Loan was originated, and on forms that contain no less information than contained in a FNMA Form 1004 appraisal.

(hh) No Mortgage Loan is subject to the Home Ownership and Equity Protection Act of 1994 or Section 226.32 of Regulation Z, is a “high-cost” loan or a “predatory” loan as defined under any state or local law or regulation applicable to the originator of such Mortgage Loan or which would result in liability to the purchaser or assignee of such Mortgage Loan under any predatory or abusive lending law, or, without limiting the generality of the foregoing, is a “covered” loan under the laws of the states of California, Colorado or Ohio.

(ii) Unless otherwise stated in the Mortgage Loan Schedule, if such Mortgage Loan is an Adjustable Rate Mortgage Loan, it does not have an interest rate step-down feature or similar feature that would result in a downwards adjustment to the Mortgage Interest Rate, the Gross Margin or the Index as a result of the related Mortgagor’s payment method or payment history (e.g., no downwards adjustment in return for allowing the automatic withdrawal of funds from the related Mortgagor’s bank account to make the Monthly Payments on such Mortgage Loan, or for making payments when due on such Mortgage Loan).

(jj) No misrepresentation, negligence or fraud has taken place on the part of the Seller or any third party originator of such Mortgage Loan and the Seller is not aware of any fact that would reasonably lead the Seller to believe that any misrepresentation, negligence or fraud has taken place on the part of any other Person, including without limitation the Mortgagor, any appraiser, any builder or developer, or any other party involved in the origination of the Mortgage Loan or in the application of any insurance in relation to such Mortgage Loan.

(kk) The Mortgaged Property is lawfully occupied under applicable law; all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy, have been made or obtained from the appropriate authorities.

(ll) The Seller has no knowledge of any circumstances or condition existing as of the Sale Date with respect to the Mortgage, the Mortgaged Property, the Mortgagor or the Mortgagor’s credit standing that can reasonably be expected to cause the Mortgage Loan to be an unacceptable investment as of the Sale Date.

(mm) Neither the Seller, nor to the Seller’s knowledge, the related Mortgagor, has received any notice that the Mortgaged Property is in violation or potential violation of an environmental law pertaining to environmental hazards including, without limitation, asbestos. To the best of the Seller’s knowledge, the Mortgaged Property is in compliance with all applicable environmental law.

(nn) Such Mortgage Loan was selected from among the outstanding mortgage loans of the same type in the Seller’s portfolio on the Sale Date and such selection was not made in a manner so as to affect adversely the interests of the Purchaser.

(oo) Interest on each Mortgage Loan is calculated on the basis of a 360-day year consisting of twelve 30-day months.

(pp) If such Mortgage Loan is a Cooperative Loan, the security instruments create a valid, enforceable and subsisting first priority security interest in the related cooperative shares securing the related cooperative note, subject only to (x) the lien of the related cooperative for unpaid assessments representing the Mortgagor’s pro rata share of payments for a blanket mortgage, if any, current and future real property taxes, insurance premiums, maintenance fees and other assessments to which like collateral is commonly subject, and (y) other matters to which like collateral is commonly subject and which do not materially interfere with the benefits of the security intended to be provided; provided, however, that the related proprietary lease for the Cooperative Apartment may be subordinated or otherwise subject to the lien of a mortgage on the cooperative building.

(qq)  If such Mortgage Loan is a Cooperative Loan, a search for filings of financing statements has been made by a party competent to make the same, which party is acceptable to Seller in accordance with its underwriting guidelines and is qualified to do business in the jurisdiction where the cooperative unit is located; and such search has not found anything which would materially and adversely affect the Cooperative Loan.

(rr) If such Mortgage Loan is a Cooperative Loan, the related cooperative corporation that owns title to the related cooperative apartment building is a “cooperative housing corporation” within the meaning of Section 216 of the Code, and is in material compliance with applicable laws which, if not complied with, could have a material adverse effect on the Mortgaged Property

(ss) If such Mortgage Loan is a Cooperative Loan: (i) the terms of the related proprietary lease or occupancy agreement is longer than the terms of the Cooperative Loan, (ii) there is no provision in such proprietary lease or occupancy agreement which requires the Mortgagor to offer for sale the cooperative shares owned by such Mortgagor first to the Cooperative, and (iii) there is no prohibition against pledging the shares of the cooperative corporation or assigning the cooperative lease.

(tt) No loan is a High Cost Loan or Covered Loan (as such terms are defined in the Standard & Poor’s LEVELS® Glossary in effect on the Closing Date).

(uu) Each Mortgage Loan is a “qualified mortgage” within Section 860G(a)(3) of the Code.

(vv) No Mortgage Loan is secured by a long-term residential lease.

(ww) No Mortgage Loan secured by property located in the Commonwealth of Kentucky and originated on or after June 24, 2003 had an original principal amount of $200,000 or less.

(xx) Each Mortgage Loan has a non-zero FICO score and a minimum FICO score of 720.

(yy) [Reserved].

(zz) Seller has furnished information regarding its borrower credit files to credit reporting agencies in compliance with the provisions of the Fair Credit Reporting Act and its implementing regulations applicable to Seller.

(aaa) Article XVI, Section 50(a)(6) of the Texas Constitution is not applicable to the Mortgage Loan or the origination thereof. If the Mortgage Loan was originated in Texas, it is not a cash-out refinancing.

(bbb) The Seller has complied with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 to the extent such act is applicable to the Seller.

(ccc) No Mortgage Loan is an interest-only mortgage loan.

(ddd) No Mortgage Loan had an original principal balance greater than $1,250,000 and no more than 1.0% of the Mortgage Loans had an original principal balance greater than $1,000,000. Each Mortgage Loan with an original principal balance greater than $1,000,000 meets the following criteria: (1) the FICO score of the related Mortgagor is not less than 700; (2) the LTV of the Mortgage Loan does not exceed 70.0%; (3) the related Mortgagor has a debt to income ratio of 50.0% or less; (4) the Mortgage Loan has a reserve of no less than six (6) months; and (5) the related Mortgage File includes (A) a full appraisal of the Mortgaged Property and (B) loan origination documentation that includes income and asset verification terms.

(eee) The maximum weighted average LTV of all of the Mortgage Loans is not greater than 70.0%.

(ddd) No more than 49.9% of the related Mortgaged Properties are located in the State of California.

(fff) The Mortgagor related to each Mortgage Loan has a debt to income ratio of 60.0% or less.

(ggg) Not less than 80.0% of the Mortgage Loans were originated under the applicable originator’s full documentation origination program (or other program requiring verification of the related Mortgagor’s income and assets).

(hhh) No Mortgage Loan is subject to a prepayment premium.

(iii) No Mortgage Loan is a “pledged asset” Mortgage Loan.

(jjj) With respect to any Mortgage Loan originated on or after August 1, 2004, neither the related Mortgage nor the Mortgage Note requires the Mortgagor to submit to arbitration to resolve any dispute arising thereunder or in connection with the origination of such Mortgage Loan.

Section 4.2 Remedies.

It is understood and agreed that the representations and warranties set forth in Section 4.1 shall survive delivery of the Mortgage Loans to Purchaser and shall inure to the benefit of Purchaser notwithstanding any examination of any Mortgage File or other documents relating to the Mortgage Loans by Purchaser. Upon discovery by either Seller or Purchaser of a breach of any of the representations and warranties set forth in Section 4.1, the party discovering such breach shall give prompt written notice to the other. Within 60 days after the earlier of discovery or its receipt of notice of any breach of a representation or warranty set forth in Section 4.1above relating to a particular Mortgage Loan which materially and adversely affects the value of the Mortgage Loan or Purchaser’s interest therein, Seller shall cure such breach in all material respects or shall, at Purchaser’s option, repurchase the Mortgage Loan for an amount equal to (i) the unpaid principal balance of the Mortgage Loan plus (ii) interest on such unpaid principal balance at the applicable Mortgage Interest Rate less the related Servicing Fee from the date to which interest has last been paid by the Mortgagor to the last day of the month in which such repurchase occurs plus (iii) with respect to any Mortgage Loan subject to a Pass-Through Transfer, any costs and damages (in excess of the amounts to be paid pursuant to clauses (i) and (ii) above) incurred by the related trust prior to the date of such purchase in connection with any violation by such Mortgage Loan of any predatory and abusive lending laws, to the extent such costs and damages result from a breach of the representation and warranty made by the Seller pursuant to Section 4.1(vii)(hh). Any such repurchase shall be accomplished by the deposit by Seller in the account designated by Purchaser of the amount of the repurchase price in immediately available funds. Within five (5) Business Days after Seller’s deposit of the repurchase amount, Purchaser shall cause the Custodian to endorse the applicable Mortgage Notes and assign the applicable Mortgages to Seller and promptly deliver such instruments, together with all related Mortgage Loan documents, to Seller.

Seller shall indemnify and hold harmless Purchaser (and its successors and assigns), and will reimburse Purchaser (and its successors and assigns), within thirty (30) days of receipt of written request, for, all losses, liabilities, damages, penalties, fines, forfeitures, deficiencies, claims, judgments or other costs or expenses incurred by Purchaser (or its successors or assigns), to the extent that such loss, damage, deficiency, claim or expense results from any breach of any representation or warranty made by Seller as set forth in Section 4.1(vii) above. The foregoing indemnification shall not, however, cover any indirect, special or consequential losses, liabilities, damages, penalties, fines, forfeitures, deficiencies, claims, judgments or other costs or expenses incurred by Purchaser (or its successors or assigns).

Promptly after receipt by the Purchaser of notice of the commencement of any action, the Purchaser shall, if a claim in respect thereof is to be made against the Seller under this Agreement, notify the Seller of the commencement thereof; but the omission so to notify the Seller will not relieve Seller of any liability that it may have to the Purchaser otherwise than under this Agreement. In case any such action is brought against the Purchaser, and it notifies the Seller of the commencement thereof, the Seller will be entitled to participate therein, and, to the extent that it may wish, assume (at its own expense) the defense thereof, with counsel reasonably satisfactory to the Purchaser (who shall not, except with the written consent of the Purchaser, be counsel to the Seller), and, after notice from the Seller to the Purchaser under this Section 4.2, the Seller shall not be liable for any legal or other expenses subsequently incurred by the Purchaser in connection with the defense thereof other than reasonable costs of investigation. In no event shall the Seller be liable for the fees and expenses of more than one counsel for the Purchaser in connection with any proceeding in the same jurisdiction. All such fees and expenses shall be reimbursed as they are incurred.

Section 4.3 Representations and Warranties of Purchaser.

Purchaser represents, warrants and covenants to Seller that as of the Sale Date:

(a) Organization. The Purchaser is a national banking association duly organized, validly existing and in good standing under the laws of the United States of America and is licensed, qualified and in good standing in each state where a Mortgaged Property is located if the laws of such state require licensing or qualification in order for the Purchaser to purchase and hold the Mortgage Loans and otherwise perform its obligations under this Agreement.

(b) Authority and Capacity. Purchaser has all requisite power, authority and capacity to enter into this Agreement and to perform the obligations required of it hereunder. This Agreement has been duly authorized, validly executed and delivered by Purchaser and (assuming the due authorization and execution of this Agreement by Seller) constitutes a valid and legally binding agreement of Purchaser enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization and similar laws, and by equitable principles affecting the enforceability of the rights of creditors. No consent, approval, authorization or order of any court, regulatory body or governmental agency or body is required for the execution, delivery and performance by Purchaser of, or compliance by the Purchaser with this Agreement, the purchase of the Mortgage Loans or the consummation of the transactions contemplated by this Agreement.

(c) No Conflict Neither the execution and delivery of this Agreement by Purchaser, nor the consummation by Purchaser of the transactions hereby contemplated, nor compliance with the provisions hereof by Purchaser will conflict with or result in a breach of, or constitute a default under, any of the provisions of Purchaser’s articles of association or by-laws, or any statute, governmental rule or regulation, or any judgment, decree or order binding on Purchaser or any of its properties, or any of the provisions of any contract or other instrument to which Purchaser is a party or by which it is bound.

(d) Compliance with Laws. There is no action, suit, proceeding or investigation pending, or to Purchaser’s knowledge, threatened against Purchaser before any court, administrative agency or other tribunal (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated hereby or (iii) which might materially and adversely affect the performance by Purchaser of its obligations under, or the validity or enforceability of, this Agreement.

(e) Performance. Purchaser does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant of Purchaser contained in this Agreement.

(f) Financial Standing. Purchaser has the financial capacity to complete the transactions contemplated herein.

ARTICLE V. COVENANT NOT TO SOLICIT

Seller covenants that neither Seller nor any affiliate of Seller will take any action personally, by telephone, by mail or otherwise, to solicit the prepayment of the Mortgage Loans by the Mortgagors, in whole or in part. Nothing in this Article V, however, shall prohibit Seller or any affiliate from

(i)	advertising its availability for handling refinancings of mortgage loans in its portfolio if the Mortgage Loans are not specifically targeted:

(ii)	promoting terms available for refinancing by sending letters or promotional material to the mortgagors of all the mortgage loans that it owns or services;

(iii)
promoting terms available for refinancing by sending letters or promotional material to the mortgagors of all the mortgage loans of a specific type (e.g., conventional fixed-rate or conventional adjustable-rate) that it owns or services;

(iv)
promoting terms available for refinancing by sending letters or promotional material to the mortgagors of all the mortgage loans that fall within specific interest rate ranges that it owns or services;

(v)	providing payoff information or otherwise cooperating with individual Mortgagors who contact it about prepaying any Mortgage Loan; or

(vi)	advising individual Mortgagors who contact it about prepaying any Mortgage Loan of refinancing terms or streamlined origination arrangements that are available.

In no event, however, shall Seller or any affiliate treat mortgage loans that it holds in its own portfolio and the Mortgage Loans as separate classes of mortgages for purposes of advertising the availability of refinancing terms.

ARTICLE VI. SERVICING THE MORTGAGE LOANS

Servicer shall service the Mortgage Loans on behalf of Purchaser pursuant to the terms of the Servicing Agreement.

ARTICLE VII. CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASER

The obligations of Purchaser under this Agreement with respect to the Sale Date are subject to the satisfaction at or prior to each Sale Date of the following conditions:

Section 7.1 Correctness of Representations and Warranties.

The representations and warranties made by Seller in this Agreement with respect to the Mortgage Loans to be purchased by the Purchaser on the Sale Date are true and correct on the Sale Date.

Section 7.2 Compliance With Conditions.

All of the material terms, covenants and conditions of this Agreement required to be complied with and performed by Seller at or prior to the Sale Date with respect to the Mortgage Loans shall have been duly complied with and performed in all material respects.

Section 7.3 No Material Adverse Change.

On the Sale Date, there shall not have been any change in the Mortgage Loans that will materially and adversely affect the consummation of the transactions contemplated hereby.

Section 7.4 No Actions.

On the Sale Date, there shall not have been commenced or threatened any action, suit or proceeding that will materially and adversely affect the Mortgage Loans or the consummation of the transactions contemplated hereby with respect thereto.

ARTICLE VIII. CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER

The obligations of Seller under this Agreement are subject to the satisfaction at or prior to each Sale Date of each of the following conditions:

Section 8.1 Correctness of Representations and Warranties.

The representations and warranties made by Purchaser in this Agreement are true and correct in all material respects.

Section 8.2 Compliance with Conditions.

All of the terms, conditions and covenants of this Agreement required to be complied with and performed by Purchaser at or prior to the Sale Date shall have been duly complied with and performed in all material respects.

Section 8.3 No Actions.

On the Sale Date, there shall not have been commenced or threatened any action, suit or proceeding that will materially and adversely affect the consummation of the transactions contemplated hereby.

ARTICLE IX.

PASS-THROUGH AND WHOLE LOAN TRANSFER; COMPLIANCE WITH REMIC PROVISIONS

Section 9.1 Pass-Through Transfers or Whole-Loan Transfers.

(a) Purchaser and Seller agree that with respect to some or all of the Mortgage Loans, Purchaser, at its sole option, upon 30 days’ prior written notice to the Seller, may effect one or more Whole Loan Transfers or Pass-Through Transfers with respect to each Mortgage Loan, retaining Servicer as the servicer or subservicer if a master servicer is employed as provided in Section 9.2; provided, however, that Seller’s obligations under Section 9.1(b) with respect to any Whole Loan Transfer or Pass-Through Transfer made by Purchaser or any of its permitted assignees with respect to Mortgage Loans shall cease if, as a result thereof, more than four investors would own Mortgage Loans at any one time.

(b) Seller shall cooperate with Purchaser in connection with each Whole Loan Transfer or Pass-Through Transfer permitted under this Section 9.1. In connection therewith, Seller shall provide Purchaser with such information as it customarily provides third parties in connection with Whole Loan Transfers or Pass-Through Transfers; provided, however, that Seller shall not be obligated to provide any such information unless the Mortgage Loans constitute not less than 10% of a single mortgage loan group in a Pass-Through Transfer. In addition, in connection with each Whole Loan Transfer or Pass-Through Transfer permitted hereunder, upon the request of Purchaser, Seller shall provide an officer’s certificate to the effect that the representations and warranties made by Seller in Section 4.1 are true and correct as of the date of such certificate, provided that nothing has occurred during the period commencing on the Sale Date and ending on the date of such certificate which would make such representations and warranties untrue. Purchaser shall provide Seller with all drafts of the applicable prospectus supplement or other similar instrument when produced and shall revise the seller’s information contained therein (the “Seller’s Information”) in accordance with Seller’s comments to correct any information therein at Purchaser’s cost. Notwithstanding anything herein to the contrary, Purchaser shall reimburse Seller for all reasonable out-of-pocket expenses, including attorney’s fees, incurred by Seller in connection with any Whole Loan Transfer or Pass-Through Transfer.

(c) Seller (i) will indemnify and hold harmless the Purchaser and each Person, if any who controls Purchaser within the meaning of the Securities Act of 1933, as amended (an “Indemnified Party”), against any losses, claims, damages or liabilities to which such Indemnified Party may become subject, under the Securities Act of 1933, as amended, or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement of any material fact contained in the Seller’s Information included in the prospectus or the prospectus supplement or the disclosure document prepared in connection with any permitted Pass-Through Transfer (collectively, the “Disclosure Documents”) and (ii) will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that Seller shall have no such indemnification or reimbursement obligations unless the Mortgage Loans constitute not less than 10% of a single mortgage loan group in such Pass-Through Transfer. Subject to the foregoing proviso, Seller agrees to execute an indemnification agreement in connection with any Pass-Through Transfer containing the foregoing indemnity.

(d) Purchaser (i) will indemnify and hold harmless Seller against any losses, claims, damages or liabilities to which Seller may become subject, under the Securities Act of 1933, as amended, or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (x) arise out of or are based upon any untrue statement of any material fact contained in any Disclosure Document (other than an untrue statement of material fact contained in the Seller’s Information), or (y) arise out of or are based upon the omission to state in any Disclosure Document a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (unless such omission constitutes Seller’s Information) and (ii) will reimburse Seller for any legal or other expenses reasonably incurred by Seller in connection with investigating or defending any such loss, claim, damage, liability or action. Purchaser agrees to execute an indemnification agreement containing the foregoing indemnity.

ARTICLE X. MISCELLANEOUS PROVISIONS

Section 10.1 Costs and Expenses.

Except as otherwise provided herein, all costs and expenses incurred in connection with the transactions contemplated hereby shall be paid by Seller including, without limitation, the costs of shipping the Mortgage Files to the Custodian, any recording or filing fees, transfer fees, and all other costs associated with the preparation and filing of assignments or any other transfer or conveyance documents. Notwithstanding the foregoing, Purchaser shall pay all expenses incurred by Purchaser incurred in performance of its “due diligence” activities, review of the Mortgage Loan documents and the preparation of this Agreement.

Section 10.2 Access to Information.

Seller shall give to Purchaser and its counsel, accountants and other representatives reasonable access during normal business hours throughout the period prior to the Sale Date, to all of Seller’s files, books and records relating to the Mortgage Loans.

Section 10.3 Survival of Representations, Warranties and Indemnifications.

Each party hereto covenants and agrees that the representations, warranties, covenants and indemnifications in this Agreement, and in any document delivered or to be delivered pursuant hereto, shall survive the Sale Date.

Section 10.4 Notices.

All notices, requests, demands and other communications which are required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given upon the delivery or mailing thereof, as the case may be, sent by registered or certified mail, return receipt requested, postage prepaid:

(a) If to the Purchaser, to:
Bank of America, National Association
Hearst Tower
NC1-027-21-04
214 North Tryon Street, 21st Floor
Charlotte, North Carolina 28255
Attention: Managing Director
Telephone: (704) 388-8708
Fax: (704) 386-3215

(b) If to Seller, to:

DLJ Mortgage Capital, Inc.
c/o Credit Suisse First Boston LLC
Eleven Madison Avenue, 4th Floor
New York, New York 10010
Attention: Anne Roy

with a copy to:

DLJ Mortgage Capital, Inc.
c/o Credit Suisse First Boston LLC
Eleven Madison Avenue, 7th Floor
New York, New York 10010
Attention: General Counsel - RMBS

or to such other address as Purchaser or Seller shall have specified in writing to the other.

Section 10.5 Waivers.

Either Purchaser or Seller may, by written notice to the other:

(a) Extend the time for the performance of any of the obligations or other transactions of the other party; or

(b) Waive compliance with any of the terms, conditions or covenants required to be complied with by the other party hereunder.

The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other subsequent breach.

Section 10.6 Entire Agreement; Amendment.

This Agreement constitutes the entire agreement between the parties with respect to the sale of the Mortgage Loans and supersedes all prior agreements with respect thereto. This Agreement may be amended but only in writing signed by the party against whom such amendment is sought to be enforced.

Section 10.7 Binding Effect.

This Agreement shall inure to the benefit of and be binding upon the parties hereto and their successors and assigns. Nothing in this Agreement, express or implied, is intended to confer on any person other than the parties hereto and their successors and assigns, any rights, obligations, remedies or liabilities.

Section 10.8 Headings.

Headings on the Articles and Sections in this Agreement are for reference purposes only and shall not be deemed to have any substantive effect.

Section 10.9 Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York except to the extent preempted by federal law, without giving effect to choice of law principles. The obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

Each of Seller and Purchaser hereby knowingly, voluntarily and intentionally waives any and all rights it may have to trial by jury in respect or any litigation based on, or arising out of, under, or in connection with, this Agreement, or any other documents or instruments executed in connection herewith, or any course of conduct, course of dealing, statements (whether oral or written), or actions of Seller or Purchaser. This provision is a material inducement for Purchaser to enter this Agreement.

Section 10.10 Incorporation of Exhibits.

All Exhibits attached hereto shall be incorporated herein and shall be understood to be a part hereof as though included in the body of this Agreement.

Section 10.11 Counterparts.

For the purpose of facilitating the execution of this Agreement as herein provided and for other purposes, this Agreement may be executed in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute and be one and the same instrument.

Section 10.12 Assignment.

The Purchaser shall have the right, without the consent of the Seller hereof, to assign, in whole or in part, its interest under this Agreement with respect to some or all of the Mortgage Loans, and designate any person to exercise any rights of the Purchaser hereunder, by executing an Assignment, Assumption and Recognition Agreement substantially in the form of Exhibit B hereto (as modified in substance by agreement of the Seller and the related assignee) and the assignee or designee shall accede to the rights and obligations hereunder of the Purchaser with respect to such Mortgage Loans. In no event shall Purchaser sell a partial interest in any Mortgage Loan without the written consent of Seller, which consent shall not be unreasonably denied. All references to the Purchaser in this Agreement shall be deemed to include its assignee or designee. However, in no event shall there be more than four Persons at any given time having the status of “Purchaser” hereunder.

[Signature page follows.]

IN WITNESS WHEREOF, each of the undersigned parties to this Agreement has caused this Agreement to be duly executed in its corporate name by one of its duly authorized officers, all as of the date first above written.

DLJ MORTGAGE CAPITAL, INC.

By: _________________________________
Name: _________________________________
Title: _________________________________

BANK OF AMERICA, NATIONAL ASSOCIATION

By: _________________________________
Name: _________________________________
Title: _________________________________

[Signature Page to BofA/DLJMC Mortgage Loan Purchase Agreement]

EXHIBIT A
MORTGAGE FILE

Subject to Document Exceptions, the contents of each Mortgage File shall include the following documents with respect to the related Mortgage Loan:

(a)	the original Mortgage Note, endorsed as set forth in Section 2.2(a);

(b)
the original recorded Mortgage, or in instances where the original recorded Mortgage cannot be delivered by Seller to Purchaser prior to or concurrent with the Sale Date (due to a delay on the part of the recording office) the Seller may, in lieu of delivering such original Mortgage, deliver to Purchaser a fully legible reproduction of the original mortgage provided that the Seller certifies on the face of such reproduction as follows: “Certified true and correct copy of original which has been transmitted for recordation”. For purposes hereof transmitted for recordation means having been mailed or otherwise delivered for recordation to the appropriate authority. In all such instances, Seller shall deliver the original recorded Mortgage to Purchaser within 180 days after the Sale Date except to the extent that any delay in recording or delivering any document is caused by the recording office.

(c)	the original Assignment of Mortgage;

(d)
all original recorded intervening assignments of the Mortgage showing a complete chain of title to the Mortgage from the originator to Purchaser, or in instances where an original recorded intervening assignment of Mortgage cannot be delivered by Seller to Purchaser prior to or concurrent with the Sale Date (due to a delay on the part of the recording office) the Seller may, in lieu of delivering such original intervening assignment of Mortgage, deliver to Purchaser a fully legible reproduction of the original intervening assignment of Mortgage provided that the Seller certifies on the face of such reproduction as follows: “Certified true and correct copy of original which has been transmitted for recordation”. In all such instances, Seller shall deliver each original recorded intervening assignment of Mortgage to Purchaser within 180 days after the Sale Date except to the extent that any delay in recording or delivering any document is caused by the recording office;

(e)	the original title insurance policy;

(f)	all modification and assumption agreements, if any; and,

(g)	with respect to any Cooperative Loan:

(i)
A counterpart of the Cooperative Lease and the Assignment of Proprietary Lease to the originator of the Cooperative Loan with intervening assignments showing an unbroken chain of title from such originator to the Purchaser;

(ii)
The related Cooperative Stock Certificate, representing the related Cooperative Stock pledged with respect to such Cooperative Loan, together with an undated stock power (or other similar instrument) executed in blank;

(iii)	The original recognition agreement by the Cooperative of the interests of the mortgagee with respect to the related Cooperative Loan;

(iv)	The Security Agreement;

(v)
Copies of the original UCC-1 financing statement, and any continuation statements, filed by the originator of such Cooperative Loan as secured party, each with evidence of recording thereof, evidencing the interest of the originator under the Security Agreement and the Assignment of Proprietary Lease;

(vi)
Copies of the filed UCC-3 assignments of the security interest referenced above showing an unbroken chain of title from the originator to the Trustee, each with evidence of recording thereof, evidencing the interest of the originator under the Security Agreement and the Assignment of Proprietary Lease;

(vii)
An executed assignment of the interest of the originator in the Security Agreement, Assignment of Proprietary Lease and the recognition agreement referenced above, showing an unbroken chain of title from the originator to the Purchaser; and

(viii)	For any Cooperative Loan that has been modified or amended, the original instrument or instruments effecting such modification or amendment

EXHIBIT B
FORM OF ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT, dated [date of assignment], among DLJ Mortgage Capital, Inc., a Delaware corporation (“Seller”), Bank of America, National Association (“Assignor”), and _____________________, a __________________ (“Assignee”).

For and in consideration of the sum of TEN DOLLARS ($10.00) and other valuable consideration the receipt and sufficiency of which hereby are acknowledged, and of the mutual covenants herein contained, the parties hereto hereby agree as follows:

The Assignor hereby grants, transfers and assigns to Assignee of the Mortgage Loans all of the right, title and interest of Assignor, as Purchaser, in, to and under (a) those certain Mortgage Loans listed on Exhibit A attached hereto (the “Mortgage Loans”), (b) that certain Mortgage Loan Purchase Agreement and the related Memorandum of Sale (collectively, the “Purchase Agreement”), dated as of [__] by and DLJ Mortgage Capital, Inc. (“Seller”), and Bank of America, National Association (“Purchaser”) with respect to the Mortgage Loans, and (c) that certain Servicing Agreement by and between Purchaser and [____] dated as of [____] (the “Servicing Agreement”) as it relates to the Mortgage Loans, a copy of which is attached hereto, it being understood and agreed that Exhibit A attached hereto shall constitute the Mortgage Loan Schedule for purposes of the Servicing Agreement. The Assignor specifically reserves and does not assign to the Assignee hereunder any and all right, title and interest in, to and under and all obligations of the Assignor with respect to any mortgage loans subject to the Purchase Agreement or the Servicing Agreement that are not the Mortgage Loans set forth on Exhibit A attached hereto and are not the subject of this Assignment, Assumption and Recognition Agreement.

The Assignor warrants and represents to, and covenants with, Assignee that:

(a) The Assignor is the lawful owner of the Mortgage Loans with the full right to transfer the Mortgage Loans free from any and all claims and encumbrances whatsoever.

(a) The Assignor has not received notice or, and has no knowledge of, any offsets, counterclaims or other defenses available to the Seller with respect to the Purchase Agreement or the Mortgage Loans.

(b) The Assignor has not waived or agreed to any waiver under, or agreed to any amendment or other modification of, the Purchase Agreement or the Mortgage Loans, including without limitation the transfer of the servicing obligations under the Purchase Agreement. The Assignor has no knowledge of, and has not received notice of, any waivers under or amendments or other modifications of, or assignments of rights or obligations under or defaults under, the Purchase Agreement, or the Mortgage Loans.
(c) Neither the Assignor nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Mortgage Loans, any interest in the Mortgage Loans or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Mortgage Loans, any interest in the Mortgage Loans or any other similar security from, or otherwise approached or negotiated with respect to the Mortgage Loans, any interest in the Mortgage Loans or any other similar security with, any person in any manner, or made by general solicitation by means of general advertising or in any other manner, or taken any other action that would constitute a distribution of the Mortgage Loans under the Securities Act of 1933 (“1933 Act”) or that would render the disposition of the Mortgage Loans a violation of Section 5 of the 1933 Act or require registration pursuant thereto.

Assignee warrants and represents to, and covenants with, the Assignor and the Seller that:

(a) The Assignee is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite corporate power and authority to acquire, own and purchase the Mortgage Loans.

(b) The Assignee has full corporate power and authority to execute, deliver and perform under this Assignment, Assumption and Recognition Agreement, and to consummate the transactions set forth herein. The execution, delivery and performance of the Assignee of this Assignment, Assumption and Recognition Agreement, and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action of the Assignee. This Assignment, Assumption and Recognition Agreement has been duly executed and delivered by the Assignee and constitutes the valid and legally binding obligation of the Assignee enforceable against the Assignee in accordance with its respective terms.

(c) To the best of Assignee’s knowledge, no material consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by the Assignee in connection with the execution, delivery or performance by the Assignee of this Assignment, Assumption and Recognition Agreement, or the consummation by it of the transactions contemplated hereby.

(d) The Assignee agrees to be bound, as Purchaser, by all of the terms, covenants and conditions of the Purchase Agreement and the Mortgage Loans, and from and after the date hereof, the Assignee assumes for the benefit of each of the Seller and the Assignor all of the Assignor’s obligations as Purchaser thereunder, with respect to the Mortgage Loans.

(e) The Assignee understands that the Mortgage Loans have not been registered under the 1933 Act or the securities laws of any state.

(f) The purchase price being paid by the Assignee for the Mortgage Loans is in excess of $250,000 and will be paid by cash remittance of the full purchase price within 60 days of the sale.

(g) The Assignee is acquiring the Mortgage Loans for investment for its own account only and not for any other person.

(h) The Assignee considers itself a substantial, sophisticated institutional investor having such knowledge and financial and business matters that it is capable of evaluating the merits and the risks of investment in the Mortgage Loans.

(i) The Assignee has been furnished with all information regarding the Mortgage Loans that it has requested from the Assignor or the Seller.

(j) Neither the Assignee nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Mortgage Loans, an interest in the Mortgage Loans or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Mortgage Loans, any interest in the Mortgage Loans or any other similar security from, or otherwise approached or negotiated with respect to the Mortgage Loans, any interest in the Mortgage Loans or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action that would constitute a distribution of the Mortgage Loans under the 1933 Act or that would render the disposition of the Mortgage Loans a violation of Section 5 of the 1933 Act or require registration pursuant thereto, nor will it act, nor has it authorized or will it authorize any person to act, in such manner with respect to the Mortgage Loans.

(k) Either: (I) the Assignee is not an employee benefit plan (“Plan”) within the meaning of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or a plan (also “Plan”) within the meaning of section 4975(e)(1) of the Internal Revenue Code of 1986 (“Code”), and the Assignee is not directly or indirectly purchasing the Mortgage Loans on behalf of, investment manager of, as named fiduciary of, as Trustee of, or with assets of, a Plan; or (II) the Assignee’s purchase of the Mortgage Loans will not result in a prohibited transaction under section 406 of ERISA or section 4975 of the Code.

Distributions shall be made by wire transfer of immediately available funds to _____________________________
for the account of _________________________________________
account number ____________________________________________.
Applicable statements should be mailed to ____________________
_____________________________________________________________.
The Assignee’s address for purposes for all notices and correspondence related to the Mortgage Loans and this Agreement is :
________________________________________
________________________________________
Attention: ______________________________

The Seller agrees to recognize the Assignee of the Mortgage Loans as the “Purchaser” under the Purchase Agreement with respect to the Mortgage Loans.

The Seller warrants and represents to, and covenants with, Assignee that:

(a) No offsets, counterclaims or other defenses are available to the Seller with respect to the Purchase Agreement or the Mortgage Loans.

(b) The Seller has not waived or agreed to any waiver under, or agreed to any amendment or other modification of, the Purchase Agreement or the Mortgage Loans, including without limitation the transfer of the servicing obligations under the Purchase Agreement. The Seller has no knowledge of, and has not received notice of, any waivers under or amendments or other modifications of, or assignments of rights or obligations under or defaults under, the Purchase Agreement, or the Mortgage Loans.

(c) Neither the Seller nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Mortgage Loans, any interest in the Mortgage Loans or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Mortgage Loans, any interest in the Mortgage Loans or any other similar security from, or otherwise approached or negotiated with respect to the Mortgage Loans, any interest in the Mortgage Loans or any other similar security with, any person in any manner, or made by general solicitation by means of general advertising or in any other manner, or taken any other action that would constitute a distribution of the Mortgage Loans under the 1933 Act or that would render the disposition of the Mortgage Loans a violation of Section 5 of the 1933 Act or require registration pursuant thereto.]

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused this Assignment, Assumption and Recognition Agreement to be executed by their duly authorized officers as of the date first above written.

Assignor	Assignee
BANK OF AMERICA, NATIONAL ASSOCAITION
________________________________	__________________________________
By: ____________________________	By: ____________________________
Its: ____________________________	Its: ____________________________

Seller
DLJ MORTGAGE CAPITAL, INC.
__________________________________
By: ____________________________
Its: ____________________________

EXHIBIT C
FORM OF MEMORANDUM OF SALE

The mortgage loans described on the schedule attached hereto as Exhibit A shall be deemed sold by DLJ Mortgage Capital, Inc. (“Seller”) to Bank of America, National Association (“Purchaser”) pursuant to the terms and conditions of that certain Mortgage Loan Purchase Agreement (“Agreement”), dated as of July 1, 2006, between Seller and Purchaser and the following additional terms and conditions:

Sale Date:	[_______]

Purchase Price Percentage:	[_______]%

Document Exceptions:	As set forth on the schedule attached hereto as Exhibit B.

Exception Schedule:	As set forth on the schedule attached hereto as Exhibit C.

Servicing Fee:	[[_______]% per annum] [As set forth on Exhibit A]

First Remittance Date:	[_______]

Additional Terms and Conditions:	[_______]

DLJ Mortgage Capital, Inc.

By: _________________________________
Name: _________________________________
Title: _________________________________

Bank of America, National Association

By: _________________________________
Name: _________________________________
Title: _________________________________

MORTGAGE LOAN PURCHASE AGREEMENT

by and between

DLJ MORTGAGE CAPITAL, INC.

(Seller)

and

BANK OF AMERICA, NATIONAL ASSOCIATION

(Seller)

Dated as of July 1, 2006

Conventional Mortgage Loans

TABLE OF CONTENTS

1

Section 10.6	Entire Agreement; Amendment.	25
Section 10.7	Binding Effect.	25
Section 10.8	Headings.	25
Section 10.9	Governing Law.	25
Section 10.10	Incorporation of Exhibits.	25
Section 10.11	Counterparts.	25
Section 10.12	Assignment.	26
MORTGAGE FILE	1

2